EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13G (including any and all amendments thereto) with respect to the Common Stock, $0.001 par value, of iStar Financial Inc., a Maryland corporation, and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.

The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13G and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of February 10, 2012.

FIR TREE VALUE MASTER FUND, L.P.

By:	FIR TREE, INC., its Manager

By: /s/ James Walker
Name: James Walker
Title: Managing Director

FIR TREE CAPITAL OPPORTUNITY MASTER FUND, L.P.

By:	FIR TREE, INC., its Manager

By: /s/ James Walker
Name: James Walker
Title: Managing Director

FIR TREE REOF II MASTER FUND, LLC

By:	FIR TREE, INC., its Manager

By: /s/ James Walker
Name: James Walker
Title: Managing Director

FIR TREE, INC.

By: /s/ James Walker
Name: James Walker
Title: Managing Director